UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2021

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US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39120	84-2421185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

(Address of Principal Executive Offices) (Zip Code)

(208) 331-8400

(Registrant's telephone number, including area code)

__________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to Purchase Common Stock	ECOLW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2021, US Ecology Holdings, Inc., a Delaware corporation and a subsidiary of US Ecology, Inc. (the “Borrower”) entered into the fourth amendment (the “Fourth Amendment”) to the Credit Agreement, dated April 18, 2017 (as amended, restated, supplemented or otherwise modified, including by the Fourth Amendment, the “Credit Agreement”), by and among the Borrower and certain affiliate guarantors, including US Ecology, Inc., the lenders referred to therein, and Wells Fargo Bank, National Association, as issuing lender, swingline lender and administrative agent. Among other things, the Fourth Amendment amends the Credit Agreement to extend the maturity date for the existing revolving credit facility to June 29, 2026 (or such earlier date as the revolving credit facility may otherwise terminate pursuant to the terms of the Credit Agreement). The Fourth Amendment also amends the Credit Agreement (i) to extend the existing covenant relief period to end on the earlier of December 31, 2022 and the date the Borrower elects to end such covenant relief period pursuant to the terms therein and (ii) to permanently increase the Borrower’s consolidated total net leverage ratio requirement as of the end of each fiscal quarter ending on and after December 31, 2022 to 4.50 to 1.00. During the covenant relief period until the fiscal quarter ending December 31, 2022, the Fourth Amendment increases the Borrower’s consolidated total net leverage ratio requirement as of the end of each fiscal quarter to certain ratios above the 4.50 to 1.00 ratio otherwise in effect after giving effect to the Fourth Amendment, subject to compliance with certain restrictions on restricted payments and permitted acquisitions during such covenant relief period. Furthermore, after giving effect to the Fourth Amendment and whether or not the covenant relief period is in effect, (i) if the Borrower’s consolidated total net leverage ratio is equal to or greater than 4.00 to 1.00 but less than 4.50 to 1.00, the interest rate on all outstanding borrowings of revolving credit loans under the Credit Agreement will step-up to the London Interbank Offered Rate (“LIBOR”) plus 2.25% or a base rate plus 1.25% and the commitment fee will step-up to 0.375% and (ii) if the Borrower’s consolidated total net leverage ratio is greater than 4.50 to 1.00, the interest rate on all outstanding borrowings of revolving credit loans under the Credit Agreement will step-up to LIBOR plus 2.50% or a base rate plus 1.50% and the commitment fee will step-up to 0.40%, in each case, pursuant to the terms of the Credit Agreement. The Fourth Amendment also resets any outstanding usage of certain negative covenant baskets, including baskets in connection with the indebtedness, liens, investments, asset dispositions, restricted payments and affiliate transactions negative covenants.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Notice of Regulation FD Disclosure

On June 30, 2021, the Company issued a press release announcing the Fourth Amendment. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including Exhibit 99.1) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Fourth Amendment, dated as of June 29, 2021, by and among US Ecology Holdings, Inc., certain affiliate guarantors, each consenting lender and Wells Fargo Bank, National Association, as issuing lender, swingline lender and administrative agent

99.1	Press Release issued by the Company on June 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Ecology, Inc.

Date: July 1, 2021	By:	/s/ ERIC L GERRATT
Eric L Gerratt
Executive Vice President and Chief Financial Officer

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